                                                                    Exhibit 5(n)



                               AMENDED SCHEDULE A
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                      TO THE SUB-ADVISER AGREEMENT BETWEEN
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                    ALLMERICA INVESTMENT MANAGEMENT COMPANY,
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               INC. (the "Manager") AND NICHOLAS-APPLEGATE CAPITAL
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           MANAGEMENT, L.P. (the "Sub-Adviser") DATED AUGUST 21, 1992
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                  RELATING TO THE SELECT AGGRESSIVE GROWTH FUND
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                           Effective September 1, 1997

     The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub-Adviser pursuant to Section 1, a fee, computed daily at an annual rate based on the average daily net assets of each Fund (valued in accordance with the current Registration Statement of the Fund), as set forth below:

     Fund                            Net Assets                      Fee Rate
     ----                            ------------------              --------
Select Aggressive Growth Fund        First $100,000,000                0.60%
                                     Next $150,000,000                 0.55%
                                     Next $250,000,000                 0.50%
                                     Over $500,000,000                 0.45%

Such fee will be paid to the Sub-Adviser after the end of each calendar quarter.

                                  Allmerica Investment Management Company, Inc.

                                  By:   /s/ Thomas P. Cunningham        8/26/97
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                                  Nicholas-Applegate Capital Management

                                  By:  /s/ E. Blake Moore, Jr.
                                     -------------------------------------------

Accepted and Agreed to by
Allmerica Investment Trust

By: /s/ Richard M. Reilly   8/26/97
   ----------------------------------